Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2015, relating to the consolidated financial statements of  MillerCoors LLC, which appears in Exhibit 99 of Item 15 in Molson Coors Brewing Company’s Annual Report on Form 10-K for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
January 26, 2016